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                           EXHIBIT 99 - FORM OF PROXY

                                [FORM OF PROXY]


                     BANK OF GONZALES HOLDING COMPANY, INC.
                                     PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
        BOARD OF DIRECTORS OF THE BANK OF GONZALES HOLDING COMPANY, INC.


                                        The undersigned shareholder of Bank of
Gonzales Holding Company, Inc. ("Gonzales Holding "), a Louisiana corporation, hereby constitutes and appoints____ and ____, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of Gonzales Holding Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of Gonzales Holding which will be held at the [Holiday Inn - Gonzales at 1500 West Highway 30, Gonzales, Louisiana]., on __, 1996, at __ (the "Special Meeting"), and at any adjournments or postponements thereof.

                                        THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN .

                                        The Board of Directors of Gonzales
Holding recommends that you vote "FOR" approval of the Agreement and Plan of Merger.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
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PLEASE MARK YOUR CHOICE LIKE
THIS [x]  IN BLUE OR BLACK INK



Item 1. A proposal to approve an Agreement and Plan of Merger, dated as of February 5, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), Commercial National Corporation ("CNC"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Citizens National Bank ("Citizens Bank"), a national bank and a wholly-owned subsidiary of CNC, on the one hand, and Gonzales Holding, and its wholly-owned subsidiary, Bank of Gonzales ("Gonzales Bank"), a Louisiana state bank, on the other hand, pursuant to which (a) Gonzales Holding will merge into CNC and Gonzales Bank will merge into Citizens Bank, and (b) each outstanding share of Gonzales Holding common stock will be converted into shares of Deposit Guaranty common stock in accordance with the terms of the Merger Agreement.

                         For            Against            Abstain

                         [ ]              [ ]                [ ]

Item 2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


Date
     ------------------------------

Signature
          -------------------------

Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.